UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

Blue Earth, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-148346 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (702) 263-1808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

See Item 2.01 -- Completion of Acquisition or Disposition of Assets for information concerning the Agreement and Plan of Merger dated as of August 23, 2013, pursuant to which MPS Acquisition Corp., a wholly-owned subsidiary of Blue Earth, Inc. (“Blue Earth” or the “Company”) merged with Millennium Power Solutions, LLC (“MPS”).

Item 2.01

 Completion of Acquisition or Disposition of Assets

The Company, together with its wholly-owned subsidiary MPS Acquisition Corp., simultaneously entered into and completed an Agreement and Plan of Merger (the “Agreement”) dated as of August 23, 2013, with MPS and the Key Members of MPS (the “Acquisition”).

MPS designs and manufactures intelligent, digital, rechargeable battery products and backup systems with twice the energy of lead acid batteries in a smaller space.  The environmentally friendly product is completely recyclable with no issues of hazardous out-gassing, corrosion, flammable or explosive characteristics.  The initial, patent pending, intelligent Battery Backup System designed and manufactured by MPS was created for signalized intersections when loss of utility power occurs.  The UltraPower Stealth Battery Backup System (UPStealthTM ) can be formed in various configurations that allow the intelligent battery to bend around corners and fit into spaces that cannot be accessed by traditional battery backup systems.  Compared to the lead acid batteries that the UPStealthTM replaces, the UPStealthTM cost of ownership is less, requires less maintenance, last several years longer and MPS offers a finance program, which allows municipalities to replace systems without capital expenditures.

Pursuant to the terms of the Agreement, an aggregate of 3,694,811 shares of Blue Earth Common Stock (the “Merger Consideration”) was issued to the former members of MPS (the “Members”).  In addition, the principals of MPS shall be entitled to receive a per-year earnout equal to ten (10%) percent of the profits of MPS as a separate wholly-owned subsidiary of Blue Earth payable in Blue Earth shares of Common Stock valued at the then current fair market value.  The earn out is limited to a five year period and has an aggregate cap of $3,572,199.48.

At the Closing the Stockholders exchanged 100% of the outstanding membership interests of MPS for the Merger Consideration.  Through the Agreement, MPS Acquisition Corp. will be merged with and into MPS, with MPS as the surviving entity, in accordance with the Oregon Business Corporations Act.  MPS will be operated as a wholly- owned subsidiary of Blue Earth.

The foregoing summary of the terms and conditions of the Agreement and Plan of Merger does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger attached as an exhibit hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(a)

Financial statements of business acquired.

In accordance with Item 9.02(a)(4) of Form 8-K, the Registrant will file the financial statements of the business acquired as required by Item 9.02(a)(1) within seventy-one days after the due date of the Report concerning the closing of the transaction.

(b)

Pro Forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01(b)(1) within seventy-one days after the due date of the Report concerning the closing of the transaction.

(c)

Exhibits.

Listed below are all exhibits to this Current Report of Form 8-K

Exhibit Number	Description
10.1	Agreement and Plan of Merger dated as of August 23, 2013 by and among Blue Earth, Inc., MPS Acquisition Corp., Millennium Power Solutions, LLC, and the Key Members named therein.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2013	Blue Earth, Inc.

	By:	/s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: CEO

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